--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the registrant  /x/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement
/x/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        PHILLIPS-VAN HEUSEN CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------

                        PHILLIPS-VAN HEUSEN CORPORATION
                    (NAME OF PERSON FILING PROXY STATEMENT)
--------------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

                         COMMON STOCK, PAR VALUE $1.00
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

                                      N/A
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

                                      N/A
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

                                      N/A
--------------------------------------------------------------------------------

(5) Total fee paid:

                                      N/A
--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

                                      N/A
--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

(3) Filing party:
--------------------------------------------------------------------------------

(4) Date filed:
--------------------------------------------------------------------------------

------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        PHILLIPS-VAN HEUSEN CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the 'Company'), a Delaware corporation, will be held at the offices of Chase Securities Inc., 270 Park Avenue, Third Floor Auditorium, New York, New York, on Thursday, June 18, 1998, at 10:00 A.M., for the following purposes:

          (1) To elect 13 directors of the Company to serve for a term of one year;

          (2) To consider and act upon a proposal to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

          (3) To consider and act upon such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on April 20, 1998 are entitled to vote at the meeting.

     Attendance at the meeting will be limited to holders of record of the Company's Common Stock or their proxies, beneficial owners having evidence of ownership, and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership.

     You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                          By order of the Board of Directors,
                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
May 11, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                        PHILLIPS-VAN HEUSEN CORPORATION
                            ------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 18, 1998
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the 'Company') to be used at the Annual Meeting of Stockholders of the Company which will be held at the offices of Chase Securities Inc., 270 Park Avenue, Third Floor Auditorium, New York, New York, on Thursday, June 18, 1998, at 10:00 A.M., and at any adjournments thereof.

     The principal executive offices of the Company are at 1290 Avenue of the Americas, New York, New York 10104. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was May 11, 1998.

     Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of elections at the meeting and who has executed and verified an oath of office. Abstentions and broker 'non-votes' are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker 'non-votes' are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Stockholders of record at the close of business on April 20, 1998 will be entitled to one vote for each share of the Company's Common Stock (the 'Common Stock') then held. There were outstanding on such date 27,188,644 shares of Common Stock. The Common Stock is the only outstanding class of voting stock of the Company.

     The rights to purchase shares of the Company's Series A Cumulative Participating Preferred Stock, which automatically trade with the Common Stock, do not vote. Such rights become exercisable, unless they theretofore have been redeemed or have expired, 10 days after a person or affiliated or associated group acquires 20% or more of the Common Stock in a transaction not previously approved by the Company's Board of Directors or commences a tender offer for 30% or more of the Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 20, 1998. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                                AMOUNT
NAME AND ADDRESS OF                          BENEFICIALLY    PERCENT OF
BENEFICIAL OWNER                                OWNED          CLASS
------------------------------------------   ------------    ----------
The Crabbe Huson Group, Inc.(1) ..........     4,844,300        17.7%
  121 SW Morrison
  Suite 1400
  Portland, Oregon 97204
Vaneton International, Inc.(2) ...........     2,860,001        10.4
  P.O. Box 3340
  Road Town
  Tortola, British Virgin Islands
Mellon Bank Corporation(3) ...............     1,796,453         6.6
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
Wachovia Corporation(4) ..................     1,398,044         5.1
  100 North Main Street
  Winston-Salem, North Carolina 27150-3099

---------------
(1) The Crabbe Huson Group, Inc. ('CHG') is a registered investment advisor which shares voting and dispositive power with approximately 60 investors for which it serves as investment advisor with respect to the 4,844,300 shares of Common Stock owned by such investors. CHG disclaims beneficial ownership of all shares owned by such investors. Information as to the shares of Common Stock owned by CHG is as set forth in a Schedule 13G dated February 2, 1998 and filed with the Securities and Exchange Commission.

(2) Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 2,860,001 shares of Common Stock owned of record by Vaneton International, Inc. Dr. Richard Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Dr. Richard Lee is as of March 5, 1998 and as set forth in information filed with the Company.

(3) Mellon Bank Corporation ('MBC') is the parent company of Boston Group Holdings, Inc. ('BGH') which is the parent company of The Boston Company, Inc. ('TBC'). Each of BGH and TBC may be deemed to be the beneficial owner of 1,427,155 shares of Common Stock (5.3% of the class). Each of MBC, BGH and TBC has disclaimed beneficial ownership of such shares. Information as to the shares of Common Stock beneficially owned by MBC, BGH and TBC is as set forth in a Schedule 13G dated January 23, 1998 and filed with the Securities and Exchange Commission.

(4) Includes all shares held by Wachovia Bank, N.A. as trustee under the Master Trust Agreement relating to the Company's Associates Investment Plan and its Associates Investment Plan for Residents of the Commonwealth of Puerto Rico. Wachovia Bank, N.A. does not have dispositive power as to the shares of Common Stock beneficially owned by it. The trustee and its parent, Wachovia Corporation, disclaim beneficial ownership of all shares held by the Master Trust. Information as to the shares of Common Stock beneficially owned by Wachovia Bank, N.A. is as of December 31, 1997 and as set forth in a
         Schedule 13G filed with the Securities and Exchange Commission.

     The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the chief executive officer, the four most highly compensated executive officers of the Company other than the chief executive officer, and all of the directors, nominees for director and executive officers of the Company as a group as of April 20, 1998.

                                                        AMOUNT
                                                     BENEFICIALLY    PERCENT OF
NAME                                                   OWNED(1)        CLASS
--------------------------------------------------   ------------    ----------
Michael J. Blitzer................................       10,668            *
Emanuel Chirico...................................        6,959            *
Edward H. Cohen...................................       14,963            *
Joseph B. Fuller..................................        4,463            *
Joel H. Goldberg..................................       20,000            *
Marc Grosman......................................            0            *
Dennis F. Hightower...............................        1,500            *
Bruce J. Klatsky..................................       88,211            *
Maria Elena Lagomasino............................        2,777            *
Harry N.S. Lee(2).................................        2,129            *
Bruce Maggin......................................       28,463            *
Sylvia M. Rhone...................................            0            *
Allen E. Sirkin...................................       36,721            *
Peter J. Solomon..................................       20,963            *
Mark Weber........................................       47,717            *
Irwin W. Winter...................................       49,160            *
All directors, nominees for director and executive
  officers as a group (16 persons)................      334,694          1.2%

---------------
*      Less than 1% of class.

(1) The figures in the table are based on information furnished to the Company by the directors, nominees for director and executive officers. The figures do not include the shares held in the Master Trust for the executive officers by virtue of their participation in the Company's Associates Investment Plan. Except as otherwise indicated, each of the directors, nominees and executive officers has sole voting and investment power with respect to the shares listed as owned by them.

(2) Harry N.S. Lee is a director of Vaneton International, Inc. which beneficially owns 2,860,001 shares (10.4%) of Common Stock. See the prior table for certain information regarding Vaneton International, Inc.

     The figures in the foregoing table include 190 shares held by Bruce J. Klatsky's child and by Mr. Klatsky's wife as custodian for his child, as to which Mr. Klatsky has disclaimed beneficial ownership, 8,000 shares held by Bruce Maggin as custodian for his children, as to which Mr. Maggin has disclaimed beneficial ownership, and 100 shares held by Mr. Sirkin's wife as custodian for one of Mr. Sirkin's children, as to which Mr. Sirkin has disclaimed beneficial ownership.

     The foregoing table also includes shares which the following directors and executive officers have the right to acquire within 60 days upon the exercise of options granted under the Company's stock option plans: Michael J. Blitzer, 10,668 shares; Emanuel Chirico, 6,459 shares; Edward H. Cohen, 8,963 shares; Joseph B. Fuller, 3,963 shares; Joel H. Goldberg, 20,000 shares; Bruce J. Klatsky, 39,353 shares; Maria Elena Lagomasino, 2,577 shares; Harry N.S. Lee, 1,129 shares; Bruce Maggin, 8,963 shares; Allen E. Sirkin, 36,621 shares; Peter
J. Solomon, 8,963 shares; Mark Weber, 30,217 shares; Irwin W. Winter, 30,635 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 208,511 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 13 members, all of one class. All members of the Board are elected by the stockholders at the annual meeting of stockholders of the Company for a term of one year or until their successors are elected and qualified.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 13 NOMINEES NAMED BELOW. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED IN THE PROXY.

     The following 13 nominees are currently Company directors whose terms of office expire at the meeting. All of these individuals have previously been elected directors of the Company by the stockholders, except for Mark Weber who was elected as a director by the Board of Directors in March 1998.

                                                                                                           YEAR
                                                                                                         BECAME A
NAME                                            PRINCIPAL OCCUPATION                             AGE     DIRECTOR
----------------------------------------------  ----------------------------------------------   ---     --------
Edward H. Cohen...............................  Senior Partner of Rosenman & Colin LLP, a law    59        1987
                                                firm
Joseph B. Fuller..............................  Director of Monitor Company, a management        41        1991
                                                consulting firm
Joel H. Goldberg..............................  President of Career Consultants, Inc., a         54        1997
                                                management consulting firm
Marc Grosman..................................  Founder and Chief Executive Officer of Marc      46        1997
                                                Laurent SA, the owner of a chain of European
                                                apparel stores which trade under the name
                                                CELIO
Dennis F. Hightower...........................  Professor of Management, Harvard University      56        1997
                                                Graduate School of Business Administration
Bruce J. Klatsky..............................  Chairman and Chief Executive Officer of the      49        1985
                                                Company
Maria Elena Lagomasino........................  Senior Managing Director, Chase Manhattan        49        1993
                                                Bank, N.A.
Harry N.S. Lee................................  Managing Director of TAL Apparel Limited, an     55        1995
                                                apparel manufacturer and exporter based in
                                                Hong Kong
Bruce Maggin..................................  Principal of The H.A.M. Media Group, LLC, a      55        1987
                                                media investment company
Sylvia M. Rhone...............................  Chairman and Chief Executive Officer of the      46        1997
                                                Elektra Entertainment Group of Time-Warner
                                                Inc.
Peter J. Solomon..............................  Chairman of Peter J. Solomon Company, Ltd.,      59        1987
                                                an investment banking firm

                                                                                                           YEAR
                                                                                                         BECAME A
NAME                                            PRINCIPAL OCCUPATION                             AGE     DIRECTOR
----------------------------------------------  ----------------------------------------------   ---     --------
Mark Weber....................................  President and Chief Operating Officer of the     49        1998
                                                Company
Irwin W. Winter...............................  Executive Vice President and Chief Financial     64        1987
                                                Officer of the Company

     Mr. Cohen is also a director of Franklin Electronic Publishers, Inc. Mr. Goldberg is also a director of Merrimac Industries. Mr. Grosman is also a director of the Aigle SA. Mr. Hightower is also a director of The TJX Companies Inc., Northwest Airlines Corp., Inc. and Pan Am Sat Corporation. Mr. Maggin is also a director of Dove Entertainment, Inc. Mr. Solomon is also a director of Centennial Cellular Corp., General Cigar Holdings, Inc., Monro Muffler Brake, Inc. and Office Depot, Inc. Mr. Winter is also a director of Trend-Lines, Inc.

     Each of the directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except Mr. Klatsky, who was elected Chief Executive Officer of the Company in June 1993 and Chairman of the Board in June 1994, Mr. Maggin, who, until October 1996, was Executive Vice President of Multimedia Group, Capital Cities/ABC, Inc., Mr. Hightower, who until June 1996 was President of Walt Disney Television and Telecommunications and prior to 1995 was President, Consumer Products Europe, Middle East and Africa, of The Walt Disney Company, and Mr. Weber, who was elected President and Chief Operating Officer of the Company in March 1998, having served as Vice Chairman of the Company for the prior three years and as a Vice President of the Company for the prior seven years.

     No family relationship exists between any director or executive officer of the Company.

     The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating Committee. The Audit Committee, composed of Messrs. Cohen, Hightower and Maggin, is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers and internal auditors of the Company the scope and nature of the Company's internal audit function. The Audit Committee held three meetings during the fiscal year ended February 1, 1998. The Compensation Committee, composed of Messrs. Fuller and Solomon and Ms. Lagomasino, is charged with setting the compensation of all executive officers, administering the Company's existing incentive compensation plans and (subject to approval by the Board of Directors) recommending new incentive compensation plans and implementing changes and improvements to existing incentive compensation plans. The Compensation Committee held two meetings during the fiscal year ended February 1, 1998.

     During the fiscal year ended February 1, 1998, there were six meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served.

     The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors, all filing requirements of Section 16(a) of said Act were complied with during the fiscal year ended February 1, 1998.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer (together, the 'Named Executive Officers'), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended February 1, 1998, February 2, 1997 and January 28, 1996 (fiscal years 1997, 1996 and 1995, respectively).

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                       ANNUAL
                                                                    COMPENSATION       AWARDS         ALL OTHER
                                                                    ------------    ------------    COMPENSATION(1)
NAME AND                                                  FISCAL       SALARY         OPTIONS       -------------
PRINCIPAL POSITION                                         YEAR          $               #                $
-------------------------------------------------------   ------    ------------    ------------    -------------
Michael J. Blitzer.....................................    1997        475,000         20,000           21,864
Senior Vice President,                                     1996        456,250         15,000           20,827
  Phillips-Van Heusen Corporation                          1995        383,333          7,500           16,593
Bruce J. Klatsky.......................................    1997        850,000         60,000           63,497
Chairman,                                                  1996        850,000         35,000           60,324
  Phillips-Van Heusen Corporation                          1995        816,666         20,000           56,427
Allen E. Sirkin........................................    1997        650,000         30,000           27,536
Vice Chairman,                                             1996        650,000         25,000           26,640
  Phillips-Van Heusen Corporation                          1995        633,333         15,000           24,093
Mark Weber(2)..........................................    1997        600,000         30,000           25,855
Vice Chairman,                                             1996        575,000         25,000           24,390
  Phillips-Van Heusen Corporation                          1995        491,666          7,500           19,763
Irwin W. Winter........................................    1997        500,000         30,000           25,504
Executive Vice President,                                  1996        500,000         25,000           22,140
  Phillips-Van Heusen Corporation                          1995        491,666         15,000           19,843

     No bonuses, other annual compensation, restricted stock awards, stock appreciation rights ('SARs') or long-term incentive plan ('LTIP') payouts (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

---------------
(1) All Other Compensation includes payments or contributions required by the Company's Associates Investment Plan and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefit Trust.

       Under the combination of the Company's Associates Investment Plan and its Associates Investment Plan for Residents of the Commonwealth of Puerto Rico, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) withhold a specified percentage of his or her compensation, up to 6% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 15% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15% after deductions for contributions to the Company's Associates Investment Plans. The Company or its subsidiaries will contribute an amount equal to 50% of an employee's contribution up to a maximum of 3% of such employee's total compensation.

       The entire amount contributed by the Company will be invested in Common Stock and the amount contributed by the employee will be invested, in the employee's sole direction, in up to six investment funds (including up to 25% in additional Common Stock), except that, in the case of the Supplemental Savings Plan, the Company's contribution will be in the form of phantom shares of Common Stock and the employee's contribution will earn interest at the same rate as is paid on 10-year United States Treasury bonds, except for certain employee contributions made prior to July 1, 1995 which were invested in the form of phantom shares of Common Stock. A participant's interest in the amounts arising out of employer contributions vests after the earlier of five years, at age 65 or upon disability or death. In fiscal years 1997, 1996 and 1995, respectively, the Company made contributions which are reflected under this column in the amounts of $14,724, $13,687 and $11,500 for Michael J. Blitzer, $26,826, $25,500 and $24,500 for Bruce J. Klatsky, $20,396, $19,500 and
       $19,000 for Allen E. Sirkin, $18,715, $17,250 and $14,670 for Mark Weber
       and $18,364, $15,000 and $14,750 for Irwin W. Winter.

       The Company's Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges up to a specified annual maximum. During fiscal years 1997, 1996 and 1995, respectively, the Company incurred the following annual premiums for single or family coverage for the Named Executive Officers which are reflected under this column: Michael J. Blitzer--$7,140, $7,140 and $5,093; Bruce J. Klatsky--$7,140, $7,140 and $5,093; Allen E. Sirkin--$7,140, $7,140 and
       $5,093; Mark Weber--$7,140, $7,140 and $5,093; and Irwin W.
       Winter--$7,140, $7,140 and $5,093.

       Under the Company's Educational Benefit Trust, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986 except with respect to children who were then covered by the plan. For fiscal years 1997, 1996 and 1995, the education benefits received by Mr. Klatsky's son, the only child of a Named Executive Officer who in this period was eligible to receive benefits under the plan, are reflected under this column and totalled $29,531, $27,684 and $26,834, respectively.

(2)      Mr. Weber was elected President and Chief Operating Officer in March
         1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 1997 Stock Option Plan (the 'Option Plan') granted to the Named Executive Officers during the fiscal year ended February 1, 1998. No stock appreciation rights have been granted by the Company.

                                                     INDIVIDUAL GRANTS
                           ----------------------------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                       PERCENT OF                            VALUE AT ASSUMED
                                         TOTAL                            ANNUAL RATES OF STOCK
                                        OPTIONS                           PRICE APPRECIATION FOR
                                       GRANTED TO                              OPTION TERM
                            OPTIONS    EMPLOYEES   EXERCISE              ------------------------
                           GRANTED(1)  IN FISCAL    PRICE    EXPIRATION      5%           10%
NAME                           #          YEAR       $/SH       DATE          $            $
-------------------------  ----------  ----------  --------  ----------  -----------  -----------
Michael J. Blitzer.......     20,000        2.4      14.25     6/17/07       179,200      424,200
Bruce J. Klatsky.........     60,000        7.3      14.25     6/17/07       537,600    1,362,600
Allen E. Sirkin..........     30,000        3.7      14.25     6/17/07       268,300      681,300
Mark Weber...............     30,000        3.7      14.25     6/17/07       268,300      681,300
Irwin W. Winter..........     30,000        3.7      14.25     6/17/07       268,300      681,300
All stockholders(2)......     N/A        N/A         N/A        N/A      242,616,855  614,936,247

------------------
(1) All options granted to the Named Executive Officers in the fiscal year ended February 1, 1998 were granted on June 17, 1997. One third of the outstanding options granted to each person become exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(2) These figures were calculated assuming that the price of the 27,077,774 shares of Common Stock outstanding on June 17, 1997 increased from $14.25 per share at a compound rate of 5% and 10% per year for 10 years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the option term for all of the Company's stockholders.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to option exercises during the fiscal year ended February 1, 1998 by the Named Executive Officers and with respect to the value at February 1, 1998 of unexercised stock options held by the Named Executive Officers. No stock appreciation rights have been granted by the Company.

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED       OPTIONS IN-THE-MONEY AT
                                 SHARES                   OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                               ACQUIRED ON     VALUE      --------------------------   --------------------------
                                EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                                #            $                    #                            $
----------------------------   -----------    --------    --------------------------   --------------------------
Michael J. Blitzer..........          --           --       7,712            43,751       5,638              --
Bruce J. Klatsky............          --           --      31,135           119,372       8,748              --
Allen E. Sirkin.............          --           --      30,587            72,773     101,680              --
Mark Weber..................      10,000       89,375      26,897            64,470      98,128              --
Irwin W. Winter.............      10,000       78,000      24,652            72,644      60,939              --

------------------
(1) Fair market value at fiscal year-end of securities underlying the options minus the exercise price of the options.

                               PENSION PLAN TABLE

     The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $68,400.

                               YEARS OF SERVICE
  REMUNERATION    -------------------------------------------
       $            15       20       25       30       35
----------------  -------  -------  -------  -------  -------
 175,000           34,551   45,498   56,253   66,900   77,487
 275,000           57,051   75,498   93,753  111,900  129,987
 375,000           79,551  105,498  131,253  156,900  182,487
 475,000          102,051  135,498  168,753  201,900  234,987
 575,000          124,551  165,498  206,253  246,900  287,487
 675,000          147,051  195,498  243,753  291,900  339,987
 775,000          169,551  225,498  281,253  336,900  392,487
 875,000          192,051  255,498  318,753  381,900  444,987
 975,000          214,551  285,498  356,253  426,900  497,487
1,000,000         220,176  292,998  365,628  438,150  510,612

     The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-1994 benefits are based on pre-1994 high five-year average compensation and exclude bonuses). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65; such benefits under the pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for social security or other offset amounts.

     The credited years of service under the pension plans, as of February 1, 1998, for each of the Named Executive Officers is set forth in the following table.

                                                                               CREDITED YEARS
NAME                                                                             OF SERVICE
----------------------------------------------------------------------------   --------------
Michael J. Blitzer..........................................................         17
Bruce J. Klatsky............................................................         25
Allen E. Sirkin.............................................................         11
Mark Weber..................................................................         25
Irwin W. Winter.............................................................         10

                           10-YEAR OPTION REPRICINGS

     The following table sets forth information with respect to the executive officers of the Company relating to a 'like-value exchange' of certain options previously awarded to employees during fiscal year 1996. All optionees were given the opportunity to exchange certain options for new options which had a value equal to the old options, but were for fewer shares, at the then current stock price and with the same term as the remaining term of the old options.

                                                                                                NUMBER OF
                                            NUMBER OF     MARKET                               SECURITIES    LENGTH OF
                                           SECURITIES    PRICE OF     EXERCISE                 UNDERLYING    ORIGINAL
                                           UNDERLYING    STOCK AT     PRICE AT        NEW        OPTIONS    OPTION TERM
                                             OPTIONS      TIME OF      TIME OF     EXERCISE       AFTER      REMAINING
NAME AND PRINCIPAL              DATE OF     EXCHANGED    EXCHANGE     EXCHANGE       PRICE      EXCHANGE    AT DATE OF
POSITION                       EXCHANGE         #            $            $            $            #        EXCHANGE
----------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Michael J. Blitzer .........      7/10/96       2,700   $    12.25   $   22.375   $    12.25        1,674     5.9 years
  Senior Vice President           7/10/96       2,070       $12.25      $31.625       $12.25        1,014     7.2 years
                                  7/10/96       2,320       $12.25      $27.875       $12.25        1,369     7.9 years
Emanuel Chirico ............      7/10/96      10,000   $    12.25   $   33.375   $    12.25        4,800     7.3 years
  Vice President                  7/10/96       1,930       $12.25      $27.875       $12.25        1,139     7.9 years
Bruce J. Klatsky ...........      7/10/96       8,840   $    12.25   $   22.375   $    12.25        5,481     5.9 years
  Chairman                        7/10/96       7,760       $12.25      $31.625       $12.25        3,803     7.2 years
                                  7/10/96       7,890       $12.25      $27.875       $12.25        4,655     7.9 years
Allen E. Sirkin ............      7/10/96       4,910   $    12.25   $   22.375   $    12.25        3,044     5.9 years
  Vice Chairman                   7/10/96       4,310       $12.25      $31.625       $12.25        2,112     7.2 years
                                  7/10/96       5,260       $12.25      $27.875       $12.25        3,103     7.9 years
Mark Weber(1) ..............      7/10/96       3,440   $    12.25   $   22.375   $    12.25        2,133     5.9 years
  Vice Chairman                   7/10/96       3,670       $12.25      $31.625       $12.25        1,798     7.2 years
                                  7/10/96       4,170       $12.25      $27.875       $12.25        2,460     7.9 years
Irwin W. Winter ............      7/10/96       5,160   $    12.25   $   22.375   $    12.25        3,199     5.9 years
  Executive Vice President        7/10/96       4,140       $12.25      $31.625       $12.25        2,029     7.2 years
                                  7/10/96       5,000       $12.25      $27.875       $12.25        2,950     7.9 years

---------------
(1)      Mr. Weber was elected President and Chief Operating Officer in March
         1998.

                           COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company or any of its subsidiaries receives a fee of $20,000 for his or her services as a director of the Company and $1,000 for each Board meeting attended. Each director who is a member of the Audit Committee or the Compensation Committee receives an additional fee of $2,500. Pursuant to the Option Plan, each outside director is entitled to receive, on an annual basis, a non-incentive option to purchase 4,000 shares of Common Stock at the fair market value on the date of grant.

     The law firm of Rosenman & Colin LLP, of which Mr. Cohen is a senior partner, was engaged as the Company's general outside counsel for the fiscal year ended February 1, 1998 and will continue to be so engaged for the fiscal year ending January 31, 1999.

     During the fiscal year ended February 1, 1998, Career Consultants Inc. and S & K Associates, Inc. were paid an aggregate of $391,989 for management consulting and recruiting services they provided to the Company. Mr. Goldberg owns more than 50% of the stock of each of these companies.

     TAL Apparel Limited, of which Mr. Lee is a director, has been, and continues to be, one of the principal manufacturers of the Company's apparel products. During the fiscal year ended February 1, 1998, the Company purchased approximately $26,600,000 of products and services from TAL Apparel Limited and certain related companies.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                        EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

     The Company has had in effect since 1987 a Special Severance Benefit Plan which currently provides benefits for 15 key employees of the Company and its subsidiaries, including the Named Executive Officers. Upon the termination of employment by any participant within two years after a change in control of the Company (as defined in the Plan), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, the Company has agreed to indemnify each participant in the Plan against any and all liabilities he or she may incur under Section 4999(a) of the Internal Revenue Code (relating to excise taxes on excess parachute payments), including any income taxes and/or additional excise taxes applicable to such indemnification payment. Mr. Klatsky is also entitled to the payment under the Plan (i) if he is not continued as the Company's chief executive officer and Chairman of the Board prior to his retirement as an employee of the Company, (ii) in the event of the appointment by the directors of an officer or the hiring by the directors of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee of the Company, or (iii) if the Company fails to maintain the terms and conditions of Mr. Klatsky's employment, including a minimum level of compensation, as such existed on April 28, 1993.

     Certain other plans of the Company in which certain of the Named Executive Officers participate provide for benefits upon the occurrence of a change in control of the Company. The Company's Capital Accumulation Plan, under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts, provides that if a participant's employment with the Company is terminated following a change in control of the Company, the full undiscounted value of the future payments to be made to the participant under the Plan becomes immediately payable in a lump sum. Further, each participant's rights are subject to non-competition and non-disclosure restrictions which automatically terminate upon a change in control of the Company. Upon a change in control of the Company, all options which were previously granted under the Company's option plans and which have not expired or been otherwise cancelled become immediately exercisable in full (regardless of whether such options have fully vested).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended February 1, 1998, the members of the Compensation Committee consisted of, from February 2, 1997 to June 17, 1997, Maria Elena Lagomasino, Bruce Maggin, Ellis E. Meredith and Steven L. Osterweis and, from June 18, 1997 to February 1, 1998, Maria Elena Lagomasino, Joseph B. Fuller and Peter J. Solomon. There were no interlocks or insider participations as defined in the proxy regulations of the Securities and Exchange Commission.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's responsibility is to set the compensation of all executive officers, administer the Company's existing incentive compensation plans and (subject to approval by the Board of Directors) recommend new incentive compensation plans and implement changes and improvements to existing incentive compensation plans.

     OVERALL POLICY. The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team who have largely been responsible for the Company's success. The Compensation Committee has structured the Company's compensation program (1) primarily to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers, (2) to provide short-term incentives to attain certain earnings targets through an annual bonus program, (3) to link a portion of its executive officers' compensation through stock options to long-term increases in value created for the Company's stockholders by the efforts of these officers and (4) to be consistent with the Company's high ethical standards. Although the

Company's compensation program does not rely, to any significant extent, on fringe benefits or perquisites, its fringe benefit plans are generally competitive. The Company believes that it has a reputation for providing a reasonably high level of job security in an industry known for high levels of executive turnover.

     The Compensation Committee reviews annually the Company's executive compensation package, taking into account corporate performance, stock price performance and total return to stockholders, as well as industry conditions, recommendations of the Company's chief executive officer and compensation awarded to executives in other companies, especially those involved in the apparel, footwear and specialty retail industries. In establishing future executive compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual bonus plans to meet the needs of changing employment markets and economic, accounting and tax conditions. In determining the compensation of an individual executive, the Compensation Committee intends to take into account the performance of the executive and the full compensation package afforded by the Company to him or her, including pension benefits, insurance and other benefits. The views of Bruce J. Klatsky, as chief executive officer, are considered by the Compensation Committee in their review of the performance and compensation of individual executives.

     BASE SALARIES. Annual salaries are determined by evaluating the performance of the Company and of each executive. In the case of executives with responsibility for particular operations of the Company, the financial results of those operations are also considered. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share presented to and reviewed by the Board for the fiscal year, and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). Where appropriate, the Compensation Committee considers non-financial performance measures, including market share increases, manufacturing and distribution efficiency gains, improvements in product quality, improvements in relations with customers and suppliers and a demonstrated commitment to the welfare and dignity of the Company's associates. Also considered are years of service to the Company. Finally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions among the executive officers and between the executive officers, on the one hand, and the Company's chief executive officer, on the other hand. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Compensation Committee for any of the Named Executive Officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination, based upon the experience of its members and the recommendations of the Company's chief executive officer, of appropriate compensation levels.

     In determining the base salary of Bruce J. Klatsky, as chief executive officer for the fiscal year ended February 1, 1998, the Compensation Committee took into account the salaries of chief executive officers of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee, the performance of the Common Stock over the prior several years and the assessment by the Compensation Committee of Mr. Klatsky's individual performance. In evaluating whether the Company achieved its financial goals, the Compensation Committee reviewed the extent to which the Company achieved budgeted estimates for sales, gross and after-tax margins and earnings per share presented to and reviewed by the Board and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). The Compensation Committee also reviewed several compensation surveys in determining Mr. Klatsky's compensation package.

     SENIOR MANAGEMENT BONUS PROGRAM. Based upon the Compensation Committee's recommendation, the Board adopted a senior management bonus program under which 17 eligible senior management executives may receive a bonus based on (a) for members of the Company's Operating Committee and Corporate/Logistics Group, earnings targets for the Company as a whole and (b) for division presidents, earnings targets for their respective divisions. Participants for the fiscal year were selected by the Board during the first quarter of the fiscal year. In order to remain eligible to receive a bonus, a participant must be employed by the Company on the last day of the vesting period described below. In the event of the death of a participant during the fiscal year, his or her estate will receive the bonus, if any, payable to the participant for the fiscal year, pro rated to reflect the portion of the year worked by the participant. Threshold, budget and maximum earnings targets were set by the Board during the first quarter of the fiscal year, and bonus payments will be calculated in relation to the extent to which earnings fall within the target range. The amount of the bonus payment will be a varying percentage of a participant's base salary. The amount of a participant's bonus payment, if any, for the fiscal year will be determined by the end of the first quarter of the succeeding fiscal year. Payment of such bonus will be subject to a one year vesting period, ending the last day of the succeeding fiscal year. Interest will accrue on any unpaid bonus amounts beginning with the first day of the second quarter of the succeeding fiscal year.

     For the fiscal year ended February 1, 1998, two senior management executives, neither of whom is a Named Executive Officer, earned bonuses under the Senior Management Bonus Program.

     Annual bonuses awarded may exceed limits as to deductibility established by
Section 162(m) of the Internal Revenue Code. The Compensation Committee has taken this into account in adopting the bonus program and in determining the net bonus payable.

      LONG-TERM INCENTIVES. Under the Option Plan, stock options are granted to executives of the Company. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted at prices equal to fair market value at the date of grant. Generally stock options may not be exercised until the third anniversary of the date on which they are granted and grants of stock options do not become fully exercisable until the fifth anniversary of the date on which they are granted. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

     In view of changing tax laws and economic and employment conditions, the Compensation Committee regularly examines other methods of incentive based compensation and intends to implement, when appropriate, such methods in lieu of or in addition to stock options.

     Grants under the Option Plan were awarded in June 1997 to approximately 240 of the top executives of the Company. Each executive received a fixed number of shares relative to his or her salary range and based on an option valuation model as of the date of the grant. The options were granted in an amount such that the value of the award, when combined with direct compensation and, for participants in the Senior Management Bonus Program, the potential award that executive might receive under the Senior Management Bonus Program, would provide competitive total compensation relative to comparable positions at other companies. The value of the options granted to the Named Executive Officers on June 17, 1997 were, on average, 30% of the direct compensation for the Named Executive Officers for the fiscal year ended February 1, 1998.

     STOCK OWNERSHIP. To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company acquire Common Stock of the Company through the Company's Associates Investment Plans. The fact that the majority of the Company's executive officers have chosen to invest a large portion of the discretionary portion of their Associates Investment Plan funds in Common Stock of the Company evidences their deep commitment to and belief in the future success of the Company.

                             Compensation Committee
                                Joseph B. Fuller
                      Maria Elena Lagomasino, Chairperson
                                Peter J. Solomon

                               PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Company's Common Stock against the cumulative return of the S&P 500 Composite Index, and a line of business index comprised of the S&P 500 Retail Store Composite Index, the S&P 500 Textile (Apparel Manufacturers) Index and the S&P 500 Shoes Index for the five fiscal years ended February 1, 1998. The figures represented in the performance graph assume the reinvestment of dividends.

                        COMPARISON OF 5 YEAR CUMULATIVE
                                  TOTAL RETURN

                                     [GRAPH]

       Phillips-Van Heusen    S&P 500 Composite Index    Line of Business Index
       -------------------    -----------------------    ----------------------
1/93           100.00                  100.00                    100.00
1/94           121.98                  110.78                     83.42
1/95            54.31                  108.21                     81.96
1/96            36.21                  146.24                     92.87
1/97            46.55                  180.62                    127.32
1/98            41.59                  225.18                    141.01


---------------
Note:      Line of Business Index is composed of a blended weighting of the S&P
           500 Retail Store Composite Index (50%), the S&P 500 Textile (Apparel
              Manufacturers) Index (33%) and the S&P 500 Shoes Index (17%) to
               correspond generally to the Company's relative sales over the five-year period attributable to its retail, wholesale apparel and wholesale footwear operations.

VALUE OF $100.00 INVESTED AFTER FIVE YEARS:

Phillips-Van Heusen Corporation Common Stock                                         $ 41.59
S&P 500 Composite Index                                                              $225.18
Line of Business Index                                                               $141.01

                             SELECTION OF AUDITORS

     The Board of Directors, with the concurrence of the Audit Committee, has selected Ernst & Young LLP, independent auditors, as auditors for the fiscal year ending January 31, 1999. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending January 30, 2000, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year. The auditing and tax fee paid to Ernst & Young LLP for the fiscal year ended February 2, 1997 was $838,000. The audit and tax work for the fiscal year ended February 1, 1998 is not yet completed, but it is estimated that the fee will remain approximately the same.

     It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                                 MISCELLANEOUS

     Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than January 1, 1999.

     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson & Company, which is retained by the Company on a continuing basis at an annual fee not to exceed $6,000, will aid in the solicitation of proxies for the meeting.

     Copies of the 1997 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1998 UPON WRITTEN REQUEST TO:

     The Secretary
     Phillips-Van Heusen Corporation
     1290 Avenue of the Americas
     New York, New York 10104

                                          By order of the Board of Directors,
                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
May 11, 1998

The Board recommends a vote FOR proposals 1 and 2 below:

1. Election of the nominees for director listed below:

FOR all nominees          WITHHOLD AUTHORITY to vote            EXCEPTIONS*
listed below      / /     for all nominees listed below / /                 / /

Nominees: Edward H. Cohen, Joseph B. Fuller, Joel H. Goldberg, Marc Grosman,
          Dennis F. Hightower, Bruce J. Klatsky, Maria Elena Lagomasino, Harry N.S. Lee, Bruce Maggin, Sylvia M. Rhone, Peter J. Solomon, Mark Weber and Irwin W. Winter

(Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           ---------------------------------------------------------------------

2. Appointment of auditors.     FOR / /         AGAINST / /        ABSTAIN / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address change
and/or comments / /

NOTE: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated:                                   , 1998
      -----------------------------------

-----------------------------------------------
                  Signature

-----------------------------------------------
          Signature, if held jointly

To vote, fill in (X) with black or blue ink only. /x/

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       PHILLIPS-VAN HEUSEN CORPORATION
                         1290 Avenue of the Americas
                        New York, New York 10104-0101

         BRUCE J. KLATSKY and MARK WEBER, or either of them, with power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 18, 1998, and any adjournments thereof, on the matters printed on the reverse side.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

               o FOR the election of all the nominees for director; and

               o FOR the appointment of auditors.

                    (Continued, and to be dated and signed on the other side.)

                                                PHILLIPS-VAN HEUSEN CORPORATION
                                                P.O. BOX 11287
                                                NEW YORK, N.Y. 10203-0287